Exhibit 1.1

EXECUTION VERSION

MORGAN STANLEY BANK OF AMERICA MERRILL LYNCH TRUST 2016-C32,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2016-C32

Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates

Underwriting Agreement

as of December 6, 2016

Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036	KeyBanc Capital Markets Inc. 127 Public Square Cleveland, Ohio 44114
CIBC World Markets Corp. 425 Lexington Avenue New York, New York 10017	Drexel Hamilton, LLC 77 Water Street New York, New York 10005

Ladies and Gentlemen:

Banc of America Merrill Lynch Commercial Mortgage Inc., a Delaware corporation (the “Depositor”), proposes to cause the issuance of, and to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, KeyBanc Capital Markets Inc., CIBC World Markets Corp. and Drexel Hamilton, LLC (each an “Underwriter” and, together, the “Underwriters”), the commercial mortgage pass-through certificates of the series and classes, and in the respective initial principal or notional amounts, set forth in Schedule I hereto (the “Offered Certificates”) pursuant to this Underwriting Agreement, dated as of the date first written above (this “Agreement”). The Offered Certificates, together with the Class X-D, Class D, Class E, Class F, Class G and Class R Certificates (the “Private Certificates” and, collectively with the Offered Certificates, the “Certificates”), will evidence the entire beneficial ownership interest in a trust designated as Morgan Stanley Bank of America Merrill Lynch Trust 2016-C32 (the “Trust”). The assets of the Trust (such assets, collectively, the “Trust Fund”) will primarily consist of mortgage loans secured by commercial, multifamily and manufactured housing community (if any) mortgaged properties (such mortgage loans, collectively, the “Mortgage Loans,” and such mortgaged properties, collectively, the “Mortgaged Properties”). The Mortgage Loans will have an aggregate unpaid principal balance of approximately $906,952,869 as of the close of business on the Cut-off Date (as defined in the PSA referred to below), after giving effect to payments of principal due on or before the Cut-off Date, whether or not received. The Mortgage Loans will be of the type and will have the characteristics described in the Prospectus (as defined below) prepared and delivered in connection with the offering of the Offered Certificates. Each Class of the Offered Certificates will have the aggregate principal balance or notional amount set forth in the Prospectus, subject to an upward or downward variance in principal balance or notional amount, not to exceed the percentage set forth in the Prospectus.

The Certificates are to be issued under a pooling and servicing agreement (the “PSA”), dated as of December 1, 2016, between the Depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), Wilmington Trust, National Association, as trustee (the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), custodian (in such capacity, the “Custodian”) and authenticating agent (in such capacity, the “Authenticating Agent”), Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “Special Servicer”), and Park Bridge Lender Services LLC, as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) and operating advisor (in such capacity, the “Operating Advisor,” and together with the Master Servicer, the Trustee, the Certificate Administrator, the Custodian, the Authenticating Agent, the Special Servicer and the Asset Representations Reviewer, the “Transaction Parties,” and each, a “Transaction Party”). The Offered Certificates of each class will be issued in the minimum denominations and will have the terms set forth in the Prospectus. The Mortgage Loans will be sold to the Depositor pursuant to (i) a Mortgage Loan Purchase Agreement, dated the date hereof (the “MSMCH MLPA”), between Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) and the Depositor, (ii) a Mortgage Loan Purchase Agreement, dated the date hereof (the “BANA MLPA”), between Bank of America, National Association (“BANA”) and the Depositor, (iii) a Mortgage Loan Purchase Agreement, dated the date hereof (the “SMF III MLPA”), between Starwood Mortgage Funding III LLC (“SMF III”), Starwood Mortgage Capital LLC and the Depositor, (iv) a Mortgage Loan Purchase Agreement, dated the date hereof (the “KeyBank MLPA”), between KeyBank National Association (“KeyBank”) and the Depositor, and (v) a Mortgage Loan Purchase Agreement, dated the date hereof (the “CIBC MLPA” and, collectively with the MSMCH MLPA, the BANA MLPA, the SMF III MLPA and the KeyBank MLPA, the “MLPAs”), between CIBC Inc. (“CIBC” and, collectively with MSMCH, BANA, SMF III and KeyBank, the “Mortgage Loan Sellers”) and the Depositor.

Capitalized terms used herein, but not otherwise defined herein shall have the meanings set forth in the MLPAs or, if not defined therein, in the PSA.

1.      Representations, Warranties and Select Covenants.

 (a)     The Depositor represents and warrants to, and covenants with, the Underwriters as follows:

(i)       The Depositor has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (No. 333-206847) on Form SF-3 for the registration of the Offered Certificates under the Securities Act of 1933 (the “1933 Act”), which registration statement was, is and will be effective as of the date hereof, as of each Time of Sale (as defined below), as of any Subsequent Time of Sale (as defined below), as of any other time that an Underwriter enters into a contract of sale for an Offered Certificate and as of the Closing Date. The Depositor also has prepared and filed with the Commission a preliminary prospectus dated November 29, 2016 (the “Preliminary Prospectus”) specifically relating to the Offered Certificates, in accordance with Rule 424(h) and Rule 430D under the 1933 Act. If the Depositor had elected to defer payment of all or any portion of the registration fee to the Commission required by Section 6(b)(1) of the 1933 Act in connection with the offering of the Offered

Certificates, then as of the date of the filing of the Preliminary Prospectus (i) the Depositor had satisfied the conditions specified in Rule 456(c)(1) under the 1933 Act with respect to the offering of the Offered Certificates, (ii) the registration statement referred to above was considered filed as to the Offered Certificates in accordance with Rule 456(c)(2) under the 1933 Act and (iii) the Offered Certificates were considered registered in accordance with Section 456(c)(3) under the 1933 Act. Following the initial Time of Sale for any class of Offered Certificates, the Depositor also filed with, or proposes to file with, the Commission pursuant to Rule 424(b) under the 1933 Act a prospectus specifically relating to the Offered Certificates (the “Prospectus”). In accordance with Rule 172(c) of the 1933 Act, if it has not done so already, the Depositor shall make a good faith and reasonable effort to file the Prospectus, in the form that satisfies Section 10(a) of the 1933 Act, within the time required under Rule 424 under the 1933 Act and, if the Depositor fails to timely file the Prospectus, the Depositor shall file the Prospectus as soon as practicable thereafter. The registration statement referred to above as amended at the time when it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, is referred to in this Agreement as the “Registration Statement.” Any reference in this Agreement to the Registration Statement used in connection with the offering of the Offered Certificates, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any exhibits thereto and the documents incorporated by reference therein pursuant to Item 10(d) of Form SF-3 under the 1933 Act, as of the effective date of the Registration Statement or the date of the Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus and the Prospectus shall be deemed to refer to and include any documents filed after the date the Registration Statement became effective, or the date of the Preliminary Prospectus or the Prospectus, as the case may be, under the Securities Exchange Act of 1934 (the “1934 Act”), as amended, and the rules and regulations of the Commission thereunder that are deemed to be incorporated by reference therein.

(ii)      At or prior to the time when sales to purchasers of the Offered Certificates were first made in accordance with Rule 159 of the 1933 Act, which was approximately (i) 12:33 p.m. (Eastern Time) on December 6, 2016 with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C Certificates, (ii) 3:04 p.m. (Eastern Time) on December 7, 2016 with respect to the Class X-B Certificates and (iii) 10:34 a.m. (Eastern Time) on December 8, 2016 with respect to the Class X-A Certificates (individually and collectively, the “Time of Sale”), the Depositor had prepared and filed with the Commission the following information (collectively, the “Time of Sale Information”): (i) the Preliminary Prospectus; (ii) a “free writing prospectus,” as defined in Rule 405 under the 1933 Act (a “Free Writing Prospectus”), designated as a Structural and Collateral Term Sheet, dated November 29, 2016 (the “Structural and Collateral Term Sheet FWP”), relating to the Offered Certificates, the first page of which is attached hereto as Annex A and (iii) the Free Writing Prospectus, filed with the Commission on November 29, 2016 under SEC Accession No. 0001539497-16-004146, relating to the Offered Certificates (the “Annex A-1 FWP”) (each of the Structural and Collateral Term Sheet FWP and the Annex A-1 FWP are referred to herein as an “Additional FWP” and, collectively, as the “Additional

FWPs”). The Time of Sale Information was delivered to investors in the Offered Certificates prior to the Time of Sale. If, subsequent to the date of this Agreement, the Depositor or the Underwriters determine that, as to investors in one or more Classes of the Offered Certificates, the Time of Sale Information as of the Time of Sale included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Underwriters terminate their old purchase contracts and enter into new purchase contracts with investors in such Classes of the Offered Certificates, then “Time of Sale Information” shall also refer to the additional information conveyed to investors at the time of entry into such new purchase contract (each, a “Subsequent Time of Sale”), including any information that corrects such material misstatements or omissions (“Corrective Information”) and “Time of Sale” will refer to the time and date on which such new purchase contracts were entered into.

(iii)     As of the date hereof, as of the date the Registration Statement became effective, as of the date any portion of the Registration Statement relating to the Offered Certificates was deemed effective pursuant to Rule 430D under the 1933 Act, as of each Time of Sale (including any Subsequent Time of Sale), as of the date of the Preliminary Prospectus, as of the date the Prospectus is first filed pursuant to Rule 424 under the 1933 Act, as of the date when, prior to the Closing Date, any amendment to the Registration Statement becomes effective or any supplement to the Prospectus is filed with the Commission, and as of the Closing Date, (i) the Registration Statement, as amended as of any such time, the Preliminary Prospectus, as amended or supplemented as of any such time, the Prospectus, as amended or supplemented as of any such time, complied, complies and will comply in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder, and (ii) the Registration Statement, as amended as of any such time, did not, does not and will not contain any untrue statement of a material fact and did not, does not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Preliminary Prospectus, as amended or supplemented as of any such time, did not, does not and will not contain any untrue statement of a material fact and did not, does not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as amended or supplemented as of any such time, did not, does not and will not contain an untrue statement of a material fact and did not, does not and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Depositor makes no representations, warranties or agreements as to (A) the Underwriter Information contained in the Preliminary Prospectus or the Prospectus or the information contained in any revision or amendment of or supplement to the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with information furnished in writing to the Depositor by any Underwriter on behalf of itself or the other Underwriters specifically for use in connection with the preparation of such revision or amendment of or supplement to the Preliminary Prospectus or the Prospectus, (B) any information contained in or omitted from the portions of the Preliminary Prospectus or the Prospectus for which any Mortgage Loan Seller is obligated to indemnify the Underwriters under a separate Indemnification Agreement, dated the date hereof, between such Mortgage Loan Seller, the Depositor and the Underwriters (such information, as to all the Mortgage Loan Sellers, the “Mortgage Loan Seller Information”), or (C) any information regarding a Transaction Party contained in or omitted from the portions of the Preliminary Prospectus or the Prospectus for which such Transaction Party is obligated to indemnify the Underwriters under a separate related indemnification agreement, dated the date hereof, entered into between such Transaction Party, the Depositor and the Underwriters (such information, as to all the Transaction Parties, the “Transaction Party Information”). The parties hereto acknowledge and agree that the “Underwriter Information” shall consist of, with respect to each of the Preliminary Prospectus and the Prospectus, the eleventh, twelfth, thirteenth and fourteenth paragraphs, the first and third sentences of the seventh paragraph and the fourth sentence of the ninth paragraph of the section entitled “METHOD OF DISTRIBUTION (UNDERWRITER)” and the second to last paragraph on the cover page of each of the Preliminary Prospectus and the Prospectus. Any Issuer Information (as defined below) provided by the Depositor to any Underwriter, as of the date that such Issuer Information was so provided for inclusion in an Underwriter Free Writing Prospectus (as defined below), did not, as of the date that such Issuer Information was so provided, and does not, as of the date of this Agreement, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Depositor shall not be in breach of this representation if the Depositor provided Issuer Information to the Underwriters, correcting such untrue statement or omission of a material fact contained in previously delivered Issuer Information, so long as the Depositor delivered the corrected information to the Underwriter a reasonable period time prior to the Time of Sale.

(iv)     The conditions to the use by the Depositor of a registration statement on Form SF-3 under the 1933 Act, as set forth in the General Instructions to Form SF-3, in connection with the offering and sale of the Offered Certificates as contemplated by the Prospectus, have been satisfied or will be satisfied as of the date on which the Prospectus is required to be filed with the Commission pursuant to Rule 424(b) under the 1933 Act with respect to the Registration Statement and the Prospectus. If and to the extent applicable with respect to the Registration Statement, the requirements of General Instruction I.A. of Form SF-3 were met as of ninety days after the end of the Depositor’s most recently ended fiscal year.

(v)      The Time of Sale Information, at the Time of Sale (including any Time of Sale Information existing at any Subsequent Time of Sale, if any, at such Subsequent Time of Sale), did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to (A) any statements or omissions made in reliance upon and in conformity with the Underwriter Information, (B) any Mortgage Loan Seller Information contained in or omitted from such Time of Sale Information or (C) any Transaction Party Information contained in or omitted from such Time of Sale Information. The parties acknowledge that none of the Underwriters has furnished any Underwriter Information to the Depositor expressly for use in the Time of Sale Information (other than the Underwriter Information included in the Preliminary Prospectus).

(vi)     The Depositor (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Certificates other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) any supplement to the Preliminary Prospectus that may be required to be filed with the Commission under Rule 424(h)(2) under the 1933 Act, (v) the Additional FWPs and (vi) each other written communication of the Depositor or its agents and representatives approved by the Underwriters either in writing in advance or in any other manner mutually agreed to by the Underwriters and the Depositor (each such communication referred to in the immediately preceding clause (v) and this clause (vi) constituting an “issuer free writing prospectus”, as defined in Rule 433(h) under the 1933 Act, being referred to as an “Issuer Free Writing Prospectus”). Each Issuer Free Writing Prospectus complied or, if used after the date hereof, will comply, in all material respects with the 1933 Act and the rules and regulations promulgated thereunder, has been filed or will be filed in accordance with Section 4 hereof (to the extent required thereby) and did not at the Time of Sale, and at the Closing Date will not, contain any untrue statements of a material fact or (when read in conjunction with the other Time of Sale Information conveyed to the subject investor) omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or include any information that conflicted or conflicts with the information contained in the Registration Statement; provided that the Depositor makes no representation and warranty with respect to (i) any statements or omissions made in reliance upon and in conformity with the Underwriter Information, (ii) any Mortgage Loan Seller Information contained in or omitted from any Issuer Free Writing Prospectus or (iii) any Transaction Party Information contained in or omitted from any Issuer Free Writing Prospectus. The parties acknowledge that none of the Underwriters has furnished any Underwriter Information to the Depositor expressly for use in any Issuer Free Writing Prospectus. The Depositor acknowledges that the Additional FWPs and the other Free Writing Prospectuses filed by it (or prepared and retained by it in accordance with Rule 433 of the 33 Act) through the date hereof are the only Issuer Free Writing Prospectuses (as defined above) prepared by or on behalf of the Depositor as of the date hereof.

(vii)    The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority to own its properties and conduct its business, as described in the Prospectus, and to enter into and perform its obligations under this Agreement, the MLPAs and the PSA, and is conducting its business so as to comply in all material respects with all applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business.

(viii)   There are no actions or proceedings against, or investigations of, the Depositor pending, or, to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the PSA, any MLPA or the Certificates, (ii) seeking to prevent the issuance of the Offered Certificates or the consummation of any of the transactions contemplated by this Agreement, any MLPA or the PSA, (iii) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, any MLPA, the PSA or the Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Offered Certificates described in the Prospectus.

(ix)      No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending or, to the Depositor’s knowledge, threatened by the Commission. The Depositor has not received and is not aware of any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information or any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(x)       The issuance and sale of the Certificates, the execution, delivery and performance of this Agreement, the PSA and the MLPAs by the Depositor and the consummation of the transactions contemplated herein and therein by the Depositor and compliance by the Depositor with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not (A) contravene any provision of the certificate of incorporation or by-laws of the Depositor or applicable law or (B) conflict with or constitute a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Depositor pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor or any of its subsidiaries is a party or by which it may be bound or to which any of the property or assets of the Depositor is subject, which conflict, breach, default, lien, charge or encumbrance is reasonably likely to materially and adversely affect the Depositor’s ability to perform its obligations under this Agreement, the MLPAs or the PSA, or any statute, order, decree, rule or regulation applicable to the Depositor or any of its subsidiaries of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor or any of its subsidiaries. Neither the Depositor nor any of its subsidiaries is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order, decree, rule or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects the ability of the Depositor to enter into or perform its obligations under this Agreement, any MLPA or the PSA.

(xi)      The Offered Certificates have been duly and validly authorized by the Depositor for issuance and sale (or will have been so authorized prior to the issuance thereof) pursuant to this Agreement and the PSA. When issued, authenticated and delivered by the Certificate Administrator pursuant to the provisions of this Agreement and of the PSA against payment of the consideration therefor by the Underwriters in accordance with this Agreement, the Offered Certificates will be duly and validly issued and outstanding and entitled to the benefits provided by the PSA, except as the enforceability thereof may be limited by the effect of (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. The Offered Certificates, the PSA, the MLPAs and the other transaction documents conform in all material respects to all statements relating thereto contained in each of (A) the Prospectus, (B) the Time of Sale Information and (C) any Issuer Information (as may have been revised and corrected if such revised or corrected information was delivered a reasonable time prior to the Time of Sale) delivered to any Underwriter for inclusion in an Underwriter Free Writing Prospectus.

(xii)     No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Offered Certificates hereunder, except such as have been, or as of the Closing Date will have been, obtained or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Offered Certificates by the Underwriters and any recordation of the respective assignments of the Mortgage Loans to the Trustee pursuant to the MLPAs and the PSA that have not yet been completed.

(xiii)    This Agreement and each MLPA have been, and, as of the Closing Date, the PSA will be, duly authorized, executed and delivered by the Depositor. This Agreement and the MLPAs constitute, and as of the Closing Date the PSA will constitute, a legal, valid and binding agreement enforceable against the Depositor in accordance with its terms, except as such enforceability may be limited by the effect of (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport or are construed to provide indemnification from securities law liabilities.

(xiv)   As of the Closing Date, the representations and warranties of the Depositor set forth in the PSA and any MLPA will be true and correct.

(xv)    There are no contracts, indentures or other documents of a character required by the 1933 Act or by the rules and regulations thereunder to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto.

(xvi)   Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Depositor will have good title to, and will be the sole owner of, each Mortgage Loan free and clear of any pledge, mortgage, lien, security interest, adverse claim or other encumbrance of any other person. At the time of the execution and delivery of the PSA, the Depositor (A) will convey to the Trustee, or cause to be conveyed to the Trustee, all of the Depositor’s right, title and interest in and to the Mortgage Loans, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”) granted by or imposed upon the Depositor, (B) will not have assigned to any other person any of its right, title or interest in the Mortgage Loans or in the PSA or, except for the Underwriters, the Offered Certificates, and (C) will have the power and authority to transfer or cause to be transferred its right, title and interest in the Mortgage Loans to the Trustee and to sell the Offered Certificates to the Underwriters. Upon execution and delivery of the PSA by the Trustee, the Trustee will have acquired ownership of all of the Depositor’s right, title and interest in and to the Mortgage Loans except to the extent disclosed in the Prospectus, and upon delivery to the Underwriters of the Offered Certificates pursuant hereto, each Underwriter will have good title to the Offered Certificates purchased by such Underwriter, in each case free of Liens granted by or imposed upon the Depositor.

(xvii)  The PSA is not required to be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Depositor is not, and the issuance and sale of the Offered Certificates in the manner contemplated by the Prospectus will not cause the Depositor or the Trust Fund to be, subject to registration or regulation as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”). The Trust Fund will be relying on an exclusion or exemption from the definition of “investment company” under the 1940 Act contained in Section 3(c)(5) of the 1940 Act or Rule 3a-7 under the 1940 Act, although there may be additional exclusions or exemptions available to the Trust Fund. The Trust Fund will not be relying on an exclusion or exemption under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act as a basis for not registering under the 1940 Act. The Trust Fund is being structured so as not to constitute a “covered fund” for purposes of Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Pub. L. No. 111-203, 124 Stat. 1376 (2010), also known as the Volcker Rule.

(xviii) Under generally accepted accounting principles (“GAAP”) and for federal income tax purposes, the Depositor will report the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and the sale of the Offered Certificates to the Underwriters pursuant to this Agreement as a sale of the interest in the Mortgage Loans evidenced by the Certificates. The consideration received by the Depositor upon the sale of the Offered Certificates to the Underwriters will constitute at least reasonably equivalent value and fair consideration for the Offered Certificates. The Depositor will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Offered Certificates to the Underwriters. The Depositor is not selling the Offered Certificates to the Underwriters with any intent to hinder, delay or defraud any of the creditors of the Depositor.

(xix)    The Depositor has not relied on the Underwriters for any tax, regulatory, accounting or other advice with respect to compliance with or registration under any statute, rule or regulation of any governmental, regulatory, administrative or other agency or authority. The Depositor acknowledges and agrees that (i) the terms of this Agreement and the offering (including the price of the Offered Certificates) were negotiated at arm’s length between sophisticated parties represented by counsel; (ii) no fiduciary, advisory or agency relationship between the Depositor and the Underwriters has been created as a result of any of the transactions contemplated by this Agreement, irrespective of whether any Underwriter has advised or is advising the Depositor on other matters; (iii) the Underwriters’ obligations to the Depositor in respect of the offering, and the purchase and sale, of the Offered Certificates are set forth in this Agreement in their entirety; and (iv) it has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and it is not relying on the Underwriters with respect to any such matters.

(xx)     The Trust Fund (other than those portions specified in the PSA) will qualify as two separate real estate mortgage investment conduits (each, a “REMIC”) for federal income tax purposes pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”); the Regular Certificates will constitute “regular interests” in a REMIC; and the Class R Certificates will constitute the sole class of “residual interests” in each of the Upper-Tier REMIC and the Lower-Tier REMIC. The Grantor Trust will be treated as a grantor trust under Subpart E of Part I of Subchapter J of the Code and Treasury Regulations Section 301.7701-4(c)(1).

(xxi)    There are no legal or governmental actions or proceedings or investigations pending or, to the knowledge of the Depositor, threatened, to which the Depositor is a party or to which any of the properties of the Depositor are subject that are required to be described in the Preliminary Prospectus or the Prospectus or necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading and that are not so described, nor are there any contracts or other documents to which the Depositor is a party or to which the Depositor or any of the properties of the Depositor are subject that are required to be described in the Preliminary Prospectus or the Prospectus.

(xxii)    The Depositor possesses all material licenses, certificates, authorizations and/or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Depositor has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Depositor.

(xxiii)  At the Closing Date, the respective classes of Offered Certificates listed on Schedule I hereto shall have been assigned ratings by the Rating Agencies (as defined in the PSA) no less than those set forth in the Structural and Collateral Term Sheet FWP and such ratings shall not have been withdrawn, suspended or qualified.

(xxiv)  Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the PSA, the MLPAs and the

Offered Certificates payable by the Depositor (other than income taxes) have been paid or will be paid at or prior to the Closing Date.

(xxv)       The Depositor is not, and on the date on which the first bona fide offer of the Offered Certificates is made (within the meaning of Rule 164(h)(2) under the 1933 Act) will not be, an “ineligible issuer,” as defined in Rule 405 under the 1933 Act.

(xxvi)  If the Depositor has executed and delivered a written representation to any Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5 under the 1934 Act (such rule of the 1934 Act, “Rule 17g-5”), then the Depositor has complied, and will hereafter comply, with such representation, other than any breach of such representation (A) that would not have a material adverse effect on the Offered Certificates or (B) arising from a breach by any of the Underwriters of a representation, warranty and agreement set forth in this Agreement.

(xxvii) The statements set forth in each of the Preliminary Prospectus and the Prospectus under the heading “Material Federal Income Tax CONSIDERATIONS” insofar as they purport to describe matters of law or legal conclusions with respect thereto, are correct in all material respects.

(xxviii)  The Depositor has not obtained (and, through and including the Closing Date, will not obtain without the consent of the Underwriters) any third party due diligence report contemplated by Rule 15Ga-2 under the 1934 Act (a “Due Diligence Report”) in connection with the transactions contemplated by this Agreement and the Prospectus other than the agreed-upon procedures report (the “Accountants’ Due Diligence Report”) , in form and substance reasonably satisfactory to the Underwriters, obtained from the accounting firm engaged to provide procedures involving a comparison of information in the loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans (the “Accountants”), a copy of which has been furnished to the Underwriters, at the request of the Depositor; and, except for the Accountants with respect to the Accountants’ Due Diligence Report, the Depositor has not employed (and, through and including the Closing Date, will not employ without the consent of the Underwriters) any third party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the 1934 Act (“Due Diligence Services”) in connection with the transactions contemplated by this Agreement and the Prospectus. The Accountants have consented to use of the Accountants’ Due Diligence Report in the preparation of a Form 15G (as defined below) furnished on EDGAR as required by Rule 15Ga-2 under the 1934 Act (“Rule 15Ga-2”).

(xxix)   The Depositor received a certification on Form ABS Due Diligence-15E (a “Form 15E”) from the Accountants in connection with the Due Diligence Services provided by the Accountants, and such Form 15-E was promptly posted after receipt, as required by Rule 17g-5 under the 1934 Act, on the Rule 17g-5 website established by or on behalf of the Depositor or BANA, and the Depositor has not received any other Form 15E from any party.

(xxx)    The Depositor (A) prepared one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and any conclusions of the Accountants’ Due Diligence Report and meeting all other requirements of that Form 15G, Rule 15Ga-2, any other rules and regulations of the Commission and the 1934 Act; (B) provided a copy of the final draft of each Form 15G to the Underwriters at least six Business Days before the date hereof; and (C) furnished each Form 15G to the Commission on EDGAR at least five (5) Business Days before the date hereof as required by Rule 15Ga-2 under the 1934 Act.

(xxxi)  No portion of any Form 15G contains any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999.

(xxxii)  If the Depositor executed and delivered a written representation to any Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5, then the Depositor shall promptly post (or cause to be promptly posted) on the Rule 17g-5 website established by the Depositor or BANA or otherwise maintained pursuant to the PSA, promptly following receipt, any Form 15E received by it or BANA subsequent to the date hereof in connection with the transactions contemplated by this Agreement and the Prospectus.

 (b)     BANA represents and warrants to, and covenants with, the Underwriters as follows:

(i)       It has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States, with the power and authority to enter into and perform its obligations under this Agreement;

(ii)       This Agreement has been duly authorized, executed and delivered by BANA. This Agreement constitutes a legal, valid and binding agreement enforceable against BANA in accordance with its terms, except as such enforceability may be limited by the effect of (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport or are construed to provide indemnification from securities law liabilities;

(iii)      The execution, delivery and performance of this Agreement by BANA and the consummation of the transactions contemplated herein by BANA and compliance by BANA with its obligations hereunder have been duly authorized by all necessary corporate action and will not (i) contravene any provision of the articles of association or bylaws of BANA or applicable law or (ii) conflict with or constitute a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of BANA pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which BANA is a party or by which it may be bound or to which any of the property or assets of BANA is subject, which conflict, breach, default, lien, charge or encumbrance is reasonably likely to materially and adversely affect BANA’s ability to perform its obligations under this Agreement;

(iv)     BANA has executed and delivered a written representation to each Rating Agency (other than any Rating Agency to which the Depositor has executed and delivered a written representation as set forth in Section 1(a)(xxvi) hereof) that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5, and BANA has complied, and will hereafter comply, with such representation, other than any breach of such representation (a) that would not have a material adverse effect on the Offered Certificates or (b) arising from a breach by any of the Underwriters of a representation, warranty and agreement set forth in this Agreement;

(v)      There is no action, suit or proceeding against BANA pending, or, to the knowledge of BANA, threatened, before any court, arbitrator, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation by BANA of any of the transactions contemplated by this Agreement or (C) which might materially and adversely affect the performance by BANA of its obligations under, or the validity or enforceability of, this Agreement;

(vi)     Except for the Accountants’ Due Diligence Report, BANA has not obtained (and, through and including the Closing Date, will not obtain) any Due Diligence Report in connection with the transactions contemplated by this Agreement and the Prospectus. Except for the Accountants with respect to the Accountants’ Due Diligence Report, BANA has not employed (and, through and including the Closing Date, will not employ) any third party to engage in any activity that constitutes Due Diligence Services, and has not received a Form 15E from any party, in connection with the transactions contemplated by this Agreement and the Prospectus;

(vii)    If BANA executed and delivered a written representation to any Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5, BANA shall promptly post (or cause to be promptly posted) on the Rule 17g-5 website established by the Depositor or BANA or otherwise maintained pursuant to the PSA, promptly following receipt, any Form 15E received by it or the Depositor subsequent to the date hereof in connection with the transactions contemplated by this Agreement and the Prospectus; and

(viii)   Each representation and warranty of the Depositor set forth in Section 1(a) hereof is true and correct as of the date hereof or as of the date specified in such representation and warranty.

 (c)     Each Underwriter, severally and not jointly, represents, warrants and agrees that:

(i)       as of the date hereof and as of the Closing Date, such Underwriter has complied with all of its obligations hereunder; and

(ii)       in relation to each Member State of the European Economic Area which has implemented the EU Prospectus Directive (as defined below) (each, a “Relevant Member State”), with effect from and including the date on which the EU Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of the Offered Certificates to the public in that Relevant Member State other than:

(A)       to any legal entity which is a “qualified investor” as defined in the EU Prospectus Directive;

(B)        to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the EU Prospectus Directive), subject to obtaining the prior consent of the relevant Underwriter or Underwriters nominated by the Depositor for any such offer; or

(C)        in any other circumstances falling within Article 3(2) of the EU Prospectus Directive;

provided that no such offer of the Offered Certificates referred to in clauses (A) to (C) above shall require the Trust, the Depositor or any Underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of the prior paragraph, (1) the expression an “offer of the Offered Certificates to the public” in relation to any Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates so as to enable an investor to decide to purchase or subscribe to the Offered Certificates, as the same may be varied in that Relevant Member State by any measure implementing the EU Prospectus Directive in that Relevant Member State and (2) the expression “EU Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

(iii)      (A) in the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Trust or the Depositor; and

(B)       it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

(iv)     It will not offer or sell any Offered Certificates, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used in this Agreement means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act of Japan and other relevant laws, regulations and ministerial guidelines of Japan.

(v)      It has not provided, as of the date of this Agreement, and covenants with the Depositor that it will not provide, on or prior to the Closing Date, to any Rating Agency or other “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the 1934 Act and used herein, an “NRSRO”), any information, written or oral, relating to the Trust Fund, the Certificates, the Mortgage Loans, the transactions contemplated by this Agreement or the PSA or any other information, that could be reasonably determined to be relevant to determining an initial credit rating for the Certificates (as contemplated by Rule 17g-5(a)(3)(iii)(C)), without the prior consent of BANA.

(vi)     It will not provide to any Rating Agency or other NRSRO, any information, written or oral, relating to the Trust Fund, the Certificates, the Mortgage Loans, the transactions contemplated by this Agreement or the PSA or any other information, that could be reasonably determined to be relevant to undertaking credit rating surveillance for the Certificates (as contemplated by Rule 17g-5(a)(3)(iii)(D)), without the prior consent of BANA.

(vii)    Except for the Accountants’ Due Diligence Report, such Underwriter has not obtained (and, through and including the Closing Date, will not obtain without the consent of the Depositor) any Due Diligence Report in connection with the offering contemplated hereby and the Prospectus. Except for the Accountants with respect to the Accountants’ Due Diligence Report, such Underwriter has not employed (and, through and including the Closing Date, will not employ without the consent of the Depositor) any third party to engage in any activity that constitutes Due Diligence Services, and has not received a Form 15E from any party, in connection with the transactions contemplated by this Agreement and the Prospectus.

(viii)    It has not, and will not, enter into any contract for the sale of any Offered Certificates (i) less than three business days after the filing of the Preliminary Prospectus, (ii) less than 48 hours after the date of the filing of any supplement to the Preliminary Prospectus, with the Commission in accordance with Rule 424(h)(2) under the 1933 Act, and (iii) less than five business days after the furnishing by the Depositor to the Commission, as contemplated by Section l(a)(xxx) of this Agreement, of the Form ABS-15G for the Accountant’s Report (as defined herein).

2.       Purchase and Sale.

Subject to the terms and conditions herein set forth and in reliance upon the representations and warranties herein contained, the Depositor shall sell to the Underwriters, and each Underwriter shall, severally and not jointly, purchase from the Depositor, at the related purchase price set forth on Schedule I hereto, Offered Certificates of each class thereof having an actual or notional amount as set forth on Schedule I hereto opposite its name. There will be added to the purchase price of the Offered Certificates an amount equal to interest accrued thereon pursuant to the terms thereof from December 1, 2016 to but excluding the Closing Date.

3.       Delivery and Payment.

Payment of the aggregate purchase price for, and delivery of, the Offered Certificates shall be made at 10:00 a.m. New York City time on December 21, 2016, which time and date may be postponed by agreement between the Underwriters and the Depositor (such time and date of payment and delivery, the “Closing Date”). Payment shall be made to the Depositor by the Underwriters of the purchase prices of the Offered Certificates as set forth in Schedule I hereto in immediately available Federal funds wired to such bank as may be designated by the Depositor, against delivery of the Offered Certificates. Delivery of the Offered Certificates will be made in book-entry form through the facilities of The Depository Trust Company (“DTC”). Each class of Offered Certificates will be represented by one or more definitive global Offered Certificates to be deposited by or on behalf of the Depositor with DTC or the Certificate Administrator. The Offered Certificates will be made available for examination by the Underwriters not later than 10:00 a.m. New York City time on the last business day prior to the Closing Date. The closing of the transactions contemplated hereby shall be made at the offices of Cadwalader, Wickersham & Taft LLP, 227 West Trade Street, 24th Floor, Charlotte, North Carolina 28202, or at such other place as shall be agreed upon by the Underwriters and the Depositor.

4.       Offering Communications; Free Writing Prospectuses; Preliminary Prospectus and Corrected Supplement.

It is understood that the Underwriters propose to offer the Offered Certificates for sale as set forth in this Agreement, the Time of Sale Information and the Prospectus. In connection with the offering of the Offered Certificates, the Underwriters may each prepare and provide to prospective investors Free Writing Prospectuses, or portions thereof, subject to the following conditions (to which such conditions each Underwriter agrees (provided that no Underwriter shall be responsible for any breach of the following conditions by any other Underwriter)):

(i)       Unless preceded or accompanied by the Prospectus, the Underwriters shall not convey or deliver any written communication to any person in connection with the initial offering of the Offered Certificates, unless such written communication (1) is made in reliance on Rule 134 under the 1933 Act, (2) is the Prospectus, (3) is made in reliance on Rule 172 under the 1933 Act, (4) constitutes Time of Sale Information or a Free Writing Prospectus that does not constitute Time of Sale Information, or (5) constitutes such other written communication approved by the Depositor in advance. Without the prior written consent of the Depositor, the Underwriters shall not convey or deliver in connection with the initial offering of the

Offered Certificates any “computational materials” or “ABS term sheets” in reliance on the “Kidder/PSA” no-action letters or any “ABS informational and computational material,” as defined in Item 1101(a) of Regulation AB under the 1933 Act (“ABS Informational and Computational Material”), in reliance upon Rules 167 and 426 under the 1933 Act.

(ii)       Each Underwriter shall deliver to the Depositor, no later than one (1) business day prior to the date of first use thereof or such later date as may be agreed to by the Depositor, any Free Writing Prospectus that was prepared by or on behalf of such Underwriter (an “Underwriter Free Writing Prospectus”) and that contains any “issuer information,” as defined in Rule 433(h) under the 1933 Act and footnote 271 of the Commission’s Securities Offering Reform Release No. 33-8591 (“Issuer Information”) (which the parties hereto agree includes, without limitation, Mortgage Loan Seller Information); provided that (a) any such Free Writing Prospectus or portion thereof prepared by or on behalf of such Underwriter that contains only a description of the final terms of the Offered Certificates shall be delivered by such Underwriter to the Depositor no later than the later of (x) the date such final terms have been established for all classes of the Offered Certificates and (y) the date of first use, and (b) any such Free Writing Prospectus that contains only ABS Informational and Computational Materials may be delivered by such Underwriter to the Depositor no later than the later of (x) one (1) business day prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the 1933 Act or such later date as may be agreed to by the Depositor and (y) the date of first use of such Free Writing Prospectus.

(iii)     Each Underwriter represents and warrants to the Depositor that the Free Writing Prospectuses to be furnished to the Depositor by such Underwriter pursuant to Section 4(ii) hereof will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective investors by such Underwriter in connection with its offer and sale of the Offered Certificates.

(iv)     Each Underwriter represents and warrants to the Depositor that each Free Writing Prospectus required to be provided by it to the Depositor pursuant to Section 4(ii) did not, as of the Time of Sale, and will not as of the Closing Date, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein (when read in conjunction with the Time of Sale Information), in the light of the circumstances under which they were made, not misleading; provided, that such Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information, Mortgage Loan Seller Information or Transaction Party Information), which information was not corrected by Corrective Information subsequently supplied by the Depositor or the related Mortgage Loan Seller to such Underwriter within a reasonable period of time prior to the Time of Sale.

(v)      The Depositor agrees to file with the Commission the following:

   (A)       Each Issuer Free Writing Prospectus;

   (B)        Any Free Writing Prospectus or portion thereof delivered by any Underwriter to the Depositor pursuant to Section 4(ii);

   (C)       Any Free Writing Prospectus or portion thereof that contains a description of the final terms of the Offered Certificates, after such terms have been established for all classes in the offering;

  (D)       Any Free Writing Prospectus for which the Depositor or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications; and

  (E)       Any ABS Informational and Computational Material that is not being treated as a Free Writing Prospectus.

The Depositor is required to file such Free Writing Prospectuses with the Commission in electronic format and the Underwriters shall use reasonable efforts to provide to the Depositor such Free Writing Prospectuses, or portions thereof, in either Microsoft Word® or Microsoft Excel® format (and not in a PDF) or such other format as is acceptable to the Depositor, except to the extent that the Depositor, in its sole discretion, waives such requirements.

(vi)     Any Free Writing Prospectus required to be filed pursuant to Section 4(v) hereof by the Depositor shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

  (A)       Any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Offered Certificates shall be filed by the Depositor with the Commission within two (2) days of the later of the date such final terms have been established for all classes of Offered Certificates and the date of first use;

  (B)       Any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material shall be filed by the Depositor with the Commission no later than the later of (i) the due date for filing the final Prospectus relating to the Offered Certificates pursuant to Rule 424(b) under the 1933 Act and (ii) two (2) business days after the date of first use of such Free Writing Prospectus; and

   (C)       Any Free Writing Prospectus required to be filed pursuant to Section 4(v)(D) may, if no payment has been made or consideration has been given by or on behalf of the Depositor for the Free Writing Prospectus or its dissemination, be filed by the Depositor with the Commission not later than four (4) business days after the Depositor becomes aware of the publication, radio or television broadcast or other dissemination of such Free Writing Prospectus.

(vii)    Each Underwriter (with the reasonable cooperation of the Depositor) shall file with the Commission any Free Writing Prospectus (other than a Free

Writing Prospectus required to be delivered to the Depositor pursuant to Section 4(ii) hereof) that is neither an Issuer Free Writing Prospectus nor contains Issuer Information and that is used or referred to by it and distributed by or on behalf of such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus.

(viii)   Notwithstanding the provisions of Section 4(vii) hereof, each Underwriter (with the reasonable cooperation of the Depositor) shall file with the Commission any Free Writing Prospectus for which such Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Depositor or any other offering participant, not later than four (4) business days after such Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

(ix)      Notwithstanding the provisions of Sections 4(v) (other than 4(v)(C)), 4(vii) and 4(viii) hereof, (A) neither the Depositor nor any Underwriter shall be required to file (1) any Issuer Information contained in any Underwriter Free Writing Prospectus or Free Writing Prospectus of any other offering participant other than the Depositor, if such information is included (including through incorporation by reference) in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Offered Certificates, (2) any Free Writing Prospectus or portion thereof that contains a description of the Offered Certificates or the offering of the Offered Certificates which does not reflect the final terms thereof, or (3) any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission, and (B) no Underwriter shall be required to file any Free Writing Prospectus to the extent that the information contained therein is included in a prospectus or Free Writing Prospectus previously filed that relates to the offering of the Offered Certificates.

(x)       The Depositor and the Underwriters each agree that any Free Writing Prospectuses prepared by it shall contain the following legend, or substantially equivalent legend that complies with Rule 433 of the 1933 Act:

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-206847) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-800-294-1322 or by email to dg.Prospectus_Requests@baml.com.

(xi)      The Depositor and each Underwriter agree to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 4, and that have not been filed, for a period of three (3) years following the initial bona fide offering of the Offered Certificates.

(xii)     If the Depositor becomes aware that, as of the Time of Sale, the Preliminary Prospectus contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, the Depositor shall (i) notify the Underwriters thereof within one business day after discovery, (ii) prepare and deliver to the Underwriters a supplement to the Preliminary Prospectus that corrects the material misstatement or omission in the Preliminary Prospectus and that meets the requirements of Rule 424(h)(2) under the 1933 Act (such supplement, a “Corrected Supplement”) and (iii) file such Corrected Supplement with the Commission in accordance with Rule 424(h) under the 1933 Act. Upon receipt of such notice from the Depositor, the Underwriters shall:

   (A)       Notify each investor in the Offered Certificates in a prompt fashion that any prior contract of sale with such investor has been terminated, and of such investor’s rights as a result of termination of such agreement;

   (B)       Upon receipt of a copy of such Corrected Supplement from the Depositor, deliver, at least 48 hours prior to sending a new confirmation of sale to an investor in the Offered Certificates in accordance with Rule 15c2-8(b) under the 1934 Act, such Corrected Supplement to such investor;

   (C)       Provide each applicable investor with an opportunity to enter into a new contract of sale on the terms described in the Time of Sale Information (as updated by such Corrected Supplement); and

   (D)       Comply with any other requirements for reformation of the original contract of sale, as described in Section IV.2.c of the Commission’s Securities Offering Reform Release No. 33-8591.

(xiii) (A) If the Depositor becomes aware that, as of the Time of Sale or as of the Closing Date, any information in an Issuer Free Writing Prospectus or any Issuer Information contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in the light of the circumstances under which they were made, not misleading, or conflicted or conflicts with the information contained in the Registration Statement (a “Defective Issuer Free Writing Prospectus”), the Depositor shall notify the Underwriters of such untrue statement or omission or conflict within one business day after discovery and the Depositor shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Free Writing Prospectus that corrects the material misstatement, omission or conflict in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a “Corrected Issuer Free Writing Prospectus”).

(B)          If any Underwriter becomes aware that, as of the Time of Sale or as of the Closing Date, any information in an Underwriter Free Writing Prospectus delivered to an investor in any Offered Certificates contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in the light of the circumstances under which they were made, not misleading (a “Defective Underwriter Free Writing Prospectus” and, together with a Defective Issuer Free Writing Prospectus, a “Defective Free Writing Prospectus”), such Underwriter shall notify the Depositor of such untrue statement or omission within one business day after discovery.

(C)          The Underwriters shall, if requested by the Depositor:

(1)       if the Defective Free Writing Prospectus was an Underwriter Free Writing Prospectus (and the defective information does not constitute Issuer Information), prepare a Free Writing Prospectus that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (together with a Corrected Issuer Free Writing Prospectus, a “Corrected Free Writing Prospectus”); provided that if an Underwriter Free Writing Prospectus and Issuer Free Writing Prospectus are both determined to be a Defective Free Writing Prospectus as a result of the same untrue statement or omission in each such document, then the Issuer shall prepare a single Corrected Free Writing Prospectus correcting both such Defective Free Writing Prospectuses;

(2)       either (i) deliver the Corrected Free Writing Prospectus to each investor that received the Defective Free Writing Prospectus prior to entering into a contract of sale with such investor, clearly identifying or highlighting the Corrective Information, or (ii) deliver the Corrected Free Writing Prospectus to each investor that received the Defective Free Writing Prospectus and has entered into a contract of sale, clearly identifying or highlighting the Corrective Information, and (x) notify in writing each such investor in a prominent fashion that the prior contract of sale with such investor has been terminated, and of the investor’s rights as a result of termination of such agreement, and (y) provide each such investor with an opportunity to affirmatively agree to purchase the Offered Certificates on the terms described in the Corrected Free Writing Prospectus; and

(3)       comply with any other requirements for reformation of the original contract of sale with such investor, as described in Section IV.A.2.c of the Commission’s Securities Offering Reform Release No. 33-8591.

(D)          If the Defective Free Writing Prospectus was an Issuer Free Writing Prospectus (and the Defective Free Writing Prospectus was not defective based solely on an untrue statement or omission in Underwriter Information), and the Underwriters shall in good faith incur any costs to an investor in connection with the reformation of the contract of sale with the investor, the Depositor agrees to reimburse the Underwriters for such costs; provided that, before incurring such costs, the Underwriters first permit the Depositor access to the applicable investor and an opportunity to attempt to mitigate such costs through direct negotiation with such investor.

(xiv)       Each Underwriter covenants with the Depositor that after the Prospectus is available such Underwriter shall not distribute any written information concerning the Offered Certificates to a prospective investor unless such information is preceded or accompanied by the Prospectus.

5.         Covenants of the Depositor.

The Depositor covenants with each Underwriter as follows:

(a)       The Depositor will give each of the Underwriters prior written notice of its intention to prepare, use, authorize, approve, refer to or file any Issuer Free Writing Prospectus or to file or prepare (i) any amendment to the Registration Statement at any time prior to the Closing Date or (ii) any amendment or supplement to the Preliminary Prospectus or Prospectus (including any revised prospectus that the Depositor proposes for use by the Underwriters in connection with the offering of the Offered Certificates and that differs from the prospectus on file at the Commission at the time the Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) under the 1933 Act) at any time during the period during which a prospectus is required to be delivered to purchasers of the Offered Certificates under the 1933 Act (the “Prospectus Delivery Period”), and the Depositor will furnish the Underwriters with copies of any such Issuer Free Writing Prospectus, amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such amendment or supplement or use any such prospectus to which the Underwriters shall reasonably object.

(b)       The Depositor will promptly give each Underwriter written notice of (i) when any amendment to the Registration Statement has become effective (subject to paragraph (a) of this Section 5), (ii) any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information relating to the Depositor or the Offered Certificates, (iii) any written notification received by the Depositor of suspension of qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the knowledge of the Depositor, threatening any proceeding for that purpose. The Depositor will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)       If, at any time during the Prospectus Delivery Period any event occurs as a result of which the Preliminary Prospectus (as then amended or supplemented) or the Prospectus

(as then amended or supplemented) would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Registration Statement, or the Prospectus to comply with the 1933 Act or the rules under the 1933 Act, the Depositor promptly will prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, will use its best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible.

(d)       The Depositor will cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424(b) under the 1933 Act by means reasonably calculated to result in filing with the Commission pursuant to said rule. Subject to Section 4 hereof, the Depositor will cause the Issuer Free Writing Prospectus to be transmitted for filing pursuant to Rule 433 under the 1933 Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

(e)       The Depositor will furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment and supplement thereto that shall become effective on or prior to the Closing Date and, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Underwriters may reasonably request. Prior to the date on which the Prospectus is available, the Depositor will furnish to the Underwriters and each counsel for the Underwriters, without charge as many copies of the Preliminary Prospectus and each Issuer Free Writing Prospectus as the Underwriters may reasonably request.

(f)       The Depositor will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Offered Certificates for sale under the laws of such jurisdictions as the Underwriters may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of Offered Certificates; provided, that the Depositor shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

(g)       The Depositor will use the net proceeds received by it from the sale of the Offered Certificates in the manner specified in the Preliminary Prospectus and the Prospectus under “USE OF PROCEEDS.”

(h)       Whether or not the transactions contemplated in the PSA are consummated or this Agreement is terminated, the Depositor will pay or cause to be paid all expenses incident to the performance of the obligations of the Depositor under this Agreement, including, without limitation, (i) the fees, disbursements and expenses of the Depositor’s counsel and accountants in connection with the purchase and transfer of the Mortgage Loans and the issuance and sale of the Offered Certificates, (ii) the costs and expenses of preparing and delivering the PSA, the MLPAs and the other transaction documents to the parties thereto, (iii) the fees, costs and expenses of the Trustee, the Custodian and the Certificate Administrator

(to the extent not otherwise payable under the PSA, and except to the extent that another party is obligated to pay such amounts thereunder), (iv) all fees and expenses incurred in connection with the registration and delivery of the Offered Certificates under the 1933 Act, and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities specified above, (v) the costs of printing or producing any “blue sky” memorandum in connection with the offer and sale of the Offered Certificates under state securities laws and all expenses in connection with the qualification of the Offered Certificates for the offer and sale under state securities laws as provided in Section 5(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the “blue sky” memorandum, (vi) the cost of printing the Offered Certificates, (vii) all costs and expenses related to the transfer and delivery of the Offered Certificates to the Underwriters, including any transfer or other taxes payable thereon, (viii) the upfront costs and charges of any custodian, transfer agent, registrar or depository (to the extent not otherwise payable under the PSA, and except to the extent that another party is obligated to pay such amounts pursuant to an agreement executed in connection with the issuance of the Certificates), (ix) the fees and expenses of the rating agencies incurred in connection with the issuance and sale of the Offered Certificates; and (x) all other costs and expenses incident to the performance of the obligations of the Depositor hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in Section 7 hereof or as otherwise agreed to by the parties, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel.

(i)       The Depositor shall obtain a letter from a nationally recognized certified public accounting firm (reasonably satisfactory to the Underwriters), satisfactory in form and substance to the Depositor and the Underwriters, to the effect that such accounting firm has performed certain specified procedures, all of which have been agreed to by the Depositor and the Underwriters, as a result of which it has determined that the information included in the Time of Sale Information and the Prospectus that such accounting firm has examined in accordance with such agreed upon procedures, is accurate except as to such matters that are not deemed by the Depositor or the Underwriters to be material.

(j)       The Depositor acknowledges and agrees that each Underwriter in providing investment banking services to the Depositor in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Depositor does not intend such Underwriter to act in any capacity other than independent contractor, including as a fiduciary or in any other position of higher trust.

(k)       The Depositor will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus or any materials used in a Road Show (as defined in Rule 433 of the 1933 Act) that are required to be retained by the Depositor pursuant to the 1933 Act, to the extent not filed with the Commission in accordance with Rule 433 under the 1933 Act.

6.         Conditions of Underwriters’ Obligations.

Each Underwriter’s obligation to purchase the Offered Certificates allocated to it as set forth on Schedule I hereto shall be subject, in the discretion of the Underwriters, to the accuracy of the representations and warranties on the part of the Depositor and BANA contained herein as of the date hereof and as of the Closing Date, to the accuracy of the representations and warranties on the part of the Depositor contained in the PSA as of the Closing Date, to the accuracy of the statements of the Depositor and BANA made in any certificates pursuant to the provisions hereof, to the performance by the Depositor and BANA of their respective obligations hereunder (including, without limitation, timely compliance with all obligations thereof relating to Rules 15Ga-2 and 17g-5 under the 1934 Act) and to the following additional conditions:

(a)           No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the Depositor’s knowledge, threatened by the Commission and the Prospectus, the Preliminary Prospectus and each Free Writing Prospectus required to be filed by the Depositor pursuant to Section 4 hereof shall have been filed or transmitted for filing by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the 1933 Act, Rule 424(h) under the 1933 Act or Rule 433 under the 1933 Act, as applicable.

(b)           On the Closing Date, such Underwriter shall have received:

(i)         One or more opinions, dated the Closing Date, of counsel to the Depositor, in form and substance satisfactory to such Underwriter.

(ii)        One or more letters of counsel to the Depositor, relating to the Time of Sale Information, as of the Time of Sale, and as to the Prospectus as of the date thereof and as of the Closing Date, dated the Closing Date, in form and substance satisfactory to such Underwriter.

(iii)       An opinion, dated the Closing Date, of in-house counsel to the Depositor, in form and substance satisfactory to such Underwriter.

(iv)       One or more letters of counsel to the Underwriters, relating to the Time of Sale Information, as of the Time of Sale, and to the Prospectus as of the Date thereof and as of the Closing Date, dated the Closing Date, in form and substance satisfactory to such Underwriter.

Such opinion(s) may express its (their) reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to this Agreement, the MLPAs and the PSA and on certificates furnished by public officials. Such opinion(s) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Such opinion(s) may be qualified as an opinion only on the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal law of the United States.

(c)           The PSA, the MLPAs, the respective indemnification agreements between the Depositor, the Underwriters and, as applicable, each Mortgage Loan Seller and Transaction Party, respectively, and all of the other agreements identified in such agreements shall have been duly entered into by all respective parties.

(d)           The Depositor shall have delivered to each Underwriter a certificate, dated the Closing Date, and signed by the president, managing director, director, a senior vice president or a vice president of the Depositor, to the effect that the signer of such certificate has examined, or has relied upon an examination conducted by appropriate persons authorized by him or her of, the Agreement, the Time of Sale Information, the Prospectus, the PSA, the MLPAs and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

(i)         the representations and warranties of the Depositor in this Agreement and the PSA are true and correct in all material respects;

(ii)        the Depositor has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(iii)       since the date of this Agreement, there has been no material adverse change in the financial condition of the Depositor;

(iv)       no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission; and

(v)        nothing has come to his/her attention that would lead him/her to believe that the Time of Sale Information, as of the Time of Sale, or the Prospectus, as of the date of the Prospectus and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Time of Sale Information, when read in conjunction with other Time of Sale Information), in the light of the circumstances under which they were made, not misleading.

(e)           Each Mortgage Loan Seller shall have delivered to each Underwriter a certificate, dated the Closing Date, of the president, managing director, director, a senior or executive vice president or other vice president on its behalf (or other comparable officer in the case of a Mortgage Loan Seller that is not a corporation), to the effect that the signer of such certificate has examined, or has relied upon an examination conducted by appropriate persons authorized by him or her of, the Time of Sale Information, the Prospectus, the PSA, its respective MLPA, and various other closing documents, and that, to the best of his or her knowledge:

(i)         the representations and warranties of the Mortgage Loan Seller in the respective MLPA are true and correct in all material respects except as indicated on Schedule 2-A thereto;

(ii)        the Mortgage Loan Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under the respective MLPA at or prior to the Closing Date; and

(iii)       since the date of this Agreement, there has been no material adverse change in the financial condition of the Mortgage Loan Seller.

(f)           BANA shall have delivered to the Underwriters a certificate, dated the Closing Date, of the president, managing director, director, a senior or executive vice president or other vice president on behalf of BANA to the effect that the signer of such certificate has examined, or has relied upon an examination conducted by appropriate persons authorized by him or her of, this Agreement and various other closing documents, and that, to the best of his or her knowledge:

(i)         the representations and warranties of BANA in this Agreement are true and correct in all material respects;

(ii)        BANA has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(iii)       since the date of this Agreement, there has been no material adverse change in the financial condition of BANA.

(g)           The Depositor and each Underwriter shall have received from a nationally recognized certified public accounting firm (reasonably satisfactory to the Underwriters), the letter specified in Section 1(a)(xxviii) hereof, dated as of the date hereof and the Closing Date, in form and substance satisfactory to such Underwriter, stating in effect, at a minimum, that:

(i)       it has performed certain specified procedures as a result of which it has determined that certain information of an accounting, financial or statistical nature set forth in the Time of Sale Information and the Prospectus, respectively, agrees with the data sheet or computer tape prepared by or on behalf of each Mortgage Loan Seller, unless otherwise noted in such letter; and

(ii)       it has compared the data contained in the data sheet or computer tape of the Mortgage Loan Sellers referred to in the immediately preceding clause (i) to information contained in the Mortgage Files of the Mortgage Loan Sellers and in such other sources as shall be specified by them, and found such data and information to be in agreement, unless otherwise noted in such letter.

(h)           Each Underwriter shall have received, from counsel to each of the Transaction Parties, (i) its written opinion, dated the Closing Date, that is satisfactory in form and substance to counsel for the Underwriters, and (ii) its letter relating to the Preliminary Prospectus, as of the Time of Sale, and to the Prospectus, as of the date of the Prospectus and as of the Closing Date, dated the Closing Date, that is satisfactory in form and substance to counsel for the Underwriters.

(i)        The Underwriters shall have received from counsel to each Mortgage Loan Seller (i) its written opinion, dated the Closing Date, that is satisfactory in form and substance to counsel for the Underwriters, including an opinion that certain disclosure relating to such parties is appropriately responsive in all material respects to the applicable requirements of Regulation AB, and (ii) its letter relating to the Preliminary Prospectus, as of the Time of Sale, and to the Prospectus, as of the date of the Prospectus and as of the Closing Date, dated the Closing Date, that is satisfactory in form and substance to counsel for the Underwriters.

(j)       Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business, operations, financial condition, properties or assets of the Depositor or a Mortgage Loan Seller (including any of the Mortgage Loans) which such Underwriter concludes, in the reasonable judgment of such Underwriter, would have a material adverse effect on (i) the investment quality of the Offered Certificates, so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Offered Certificates as contemplated by the Time of Sale Information (excluding the Corrective Information) and the Prospectus, or (ii) the ability of the Depositor to perform its obligations under this Agreement, any MLPA or the PSA.

(k)       The Offered Certificates shall have been assigned ratings by the Rating Agencies no less than those set forth in the Time of Sale Information and such ratings shall not have been withdrawn, suspended or qualified.

(l)       The Underwriters shall have received copies of any opinions of counsel to the Depositor supplied to the Rating Agencies relating to certain matters with respect to the Offered Certificates. Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by reliance letters addressed to the Underwriters.

(m)       The Depositor shall have furnished to the Underwriters and their counsel such further opinions, information, certificates and documents as the Underwriters may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel.

7.              Indemnification.

(a)       The Depositor and BANA, jointly and severally, shall indemnify and hold harmless each Underwriter (severally and not jointly), its directors and officers and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all expenses, losses, claims, actions, damages and other liabilities (including without limitation any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, action, damage or other liability) (the “Liabilities”) as incurred, joint or several, to which any such indemnified party may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Liabilities (or actions in respect thereof) arise out of or are based upon:

(i)         any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (including the information included therein or deemed to be a part thereof) or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading; or

(ii)        any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus or the Prospectus (including, in each case, the Loan Detail and any Diskette (each as defined below)) or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading;

(iii)       any untrue statement or alleged untrue statement of a material fact contained in (x) any Issuer Free Writing Prospectus or (y) any Issuer Information or information concerning the Mortgage Loans provided to the Underwriters by the Depositor contained in (1) any Underwriter Free Writing Prospectus, or (2) any Free Writing Prospectus that is required to be filed pursuant to Section 4(v)(C), Section 4(v)(D) or Section 4(viii) hereof (the items described in clauses (x) and (y) collectively, the “Issuer Disclosure Materials”), or the omission or alleged omission to state a material fact necessary to make the statements therein (when read in conjunction with the other Time of Sale Information conveyed to the subject investor), in the light of the circumstances under which they were made, not misleading, which untrue statement or omission referred to above in this clause (iii) was not corrected by Corrective Information subsequently supplied by the Depositor or any Mortgage Loan Seller to any Underwriter within a reasonable period of time prior to the Time of Sale (but not less than one (1) Business Day so that a Corrected Free Writing Prospectus could have been provided (electronically or otherwise)); or

(iv)       any breach of the representation and warranty in Section 1(a)(xxv), Section 1(a)(xxvi) or Section 1(b)(iv) hereof;

provided that in the case of clauses (i), (ii) and (iii) above, insofar as the Liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission with respect to any Underwriter Information, neither the Depositor nor BANA shall have any obligation to so indemnify and hold harmless; provided, further, that neither the Depositor nor BANA shall have any obligation to so indemnify and hold harmless to the extent that the Liabilities arise out of or are based upon an untrue statement or omission or an alleged untrue statement or omission with respect to the Mortgage Loan Seller Information or Transaction Party Information. This indemnity agreement will be in addition to any liability that the Depositor and/or BANA may otherwise have. “Loan Detail” shall mean the information set forth in Annex A-1 and Annex A-2 to the Preliminary Prospectus or the Prospectus. “Diskette” shall mean the information set forth on any electronic media attached to or accompanying the Preliminary Prospectus or the Prospectus.

(b)           Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Depositor, its directors and its officers who signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all Liabilities as incurred, but only with respect to Liabilities caused by any (i) untrue statement or alleged untrue statement of a material fact regarding such Underwriter in the Underwriter Information, or omission or alleged omission to state a material fact necessary to make the statements therein regarding such Underwriter, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission was not corrected by subsequent Underwriter Information supplied to the Depositor by such Underwriter prior to the Time of Sale to the applicable investor of Offered Certificates, or (ii) untrue statement or alleged untrue statement of a material fact in any Underwriter Free Writing Prospectus prepared by or on behalf of such Underwriter, or omission or alleged omission to state in such Underwriter Free Writing Prospectus a material fact necessary in order to make the statements therein (when read in conjunction with the Time of Sale Information), in the light of the circumstances under which they were made, not misleading, which untrue statement or omission was not corrected by a subsequent Underwriter Free Writing Prospectus supplied to the Depositor by such Underwriter prior to the Time of Sale to the applicable investor of Offered Certificates; provided that no Underwriter shall be obligated to so indemnify and hold harmless to the extent such Liabilities arise out of or are based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission contained in or made in reliance on and in conformity with any Issuer Information, Mortgage Loan Seller Information or Transaction Party Information, which was not corrected by Corrective Information subsequently supplied by the Depositor or the applicable Mortgage Loan Seller to any Underwriter within a reasonable period of time prior to the Time of Sale, or (B) information that is also contained in the Time of Sale Information, or (C) any errors in the mathematical calculations reflected in such Free Writing Prospectus to the extent such errors arise out of or are based upon errors in such Issuer Information, Mortgage Loan Seller Information or Transaction Party Information. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

(c)       Each Underwriter (the “Indemnifying Underwriter”) shall indemnify and hold harmless the other Underwriters, their respective officers and directors, and each person, if any, who controls either such other Underwriter within the meaning of either the 1933 Act or the 1934 Act (each such other Underwriter and its related officers, directors and controlling persons, collectively, a “Non-Indemnifying Underwriter”) from and against any and all Liabilities, joint or several, to which any such Non-Indemnifying Underwriter becomes subject under the 1933 Act, the 1934 Act or otherwise, insofar as such Liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact regarding the Indemnifying Underwriter contained in the Underwriter Information, or the omission or alleged omission to state a material fact necessary in order to make the statements regarding the Indemnifying Underwriter contained in the Underwriter Information, in the light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission (when read in conjunction with the Time of Sale Information) to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading at the Time of Sale, contained in any Underwriter Free Writing Prospectus or any other Free Writing Prospectus described in Section 4(vii) or (viii) hereof, in each case that was prepared (or, if not prepared by any Underwriter, was used, authorized or approved) by or on behalf of the Indemnifying Underwriter(s), or (iii) the failure of such Indemnifying Underwriter, or any member of its selling group, to comply with any provision of Sections 1(c)(v), (vi) and (viii), 2 and 4 hereof, and agrees to reimburse any such Non-Indemnifying Underwriter, as incurred for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the Indemnifying Underwriter(s) shall not be liable under this subsection (c) to any Non-Indemnifying Underwriter in respect thereof to the extent that the Non-Indemnifying Underwriter is entitled to indemnification or contribution for the subject loss, claim, damage, liability cost or expense (i) from another party pursuant to any separate indemnification agreement entered into by a Mortgage Loan Seller or a Transaction Party in favor of such Underwriter, or (ii) from the Depositor hereunder. No Underwriter shall be liable to another Underwriter or any officer, director or controlling person with respect to such other Underwriter under this Section 7(c) for any losses, liabilities, claims or damages arising out of an untrue statement or alleged untrue statement or omission or alleged omission in any such document prepared by such other Underwriter. This agreement will be in addition to any liability that any Underwriter may otherwise have.

(d)       Each indemnified party shall give notice in writing as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than under subsection (a), (b) or (c) of this Section 7. Upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding as incurred. If any action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party may participate at its own expense in the defense of any such action. The indemnifying party may elect to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or (iv) the indemnifying party shall have failed to designate within a reasonable period of time counsel reasonably satisfactory to the indemnified party (in which case the fees and expenses shall be paid as incurred by the indemnifying party). In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, and all such fees and expenses shall be reimbursed as they are incurred. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld. However, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which the indemnifying party is obligated under this subsection, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for an unconditional release of the indemnified party, in form and substance satisfactory to such indemnified party, and without any admission of fault, culpability or failure to act or on behalf of the indemnified party, from all liability on claims that are the subject matter of such proceeding, without the consent of the indemnified party.

(e)       If the indemnification provided for in subsection (a), (b) or (c) of this Section 7 is applicable in accordance with its terms with respect to one or more indemnifying parties, but is for any reason unavailable or insufficient to hold harmless an indemnified party under such subsection (a), (b) or (c) above, then in order to provide for just and equitable contribution, each such indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the Liabilities referred to in such subsection (a), (b) or (c) above in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other from the offering of the Offered Certificates or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other in connection with the untrue statements or omissions or alleged untrue statements or omissions that resulted in such Liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and an Underwriter on the other shall be deemed to be in the same proportion as the total proceeds from the issuance and sale of the Offered Certificates under this Agreement (before deducting expenses) received by the Depositor bear to the total underwriting discounts, commissions or other fees received by such Underwriter. The relative benefits received by an Underwriter on the one hand and another Underwriter on the other shall be deemed to be in the same proportion as the total underwriting discounts, commissions or other fees received by the first such Underwriter bear to the total underwriting discounts, commissions or other fees received by the other such Underwriter. The relative fault of the parties shall be determined by reference to, among other things, if and to the extent applicable, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand, or the indemnified party on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

(f)       The parties hereto agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in subsection (e) above. The amount paid or payable by an indemnified party as a result of the Liabilities referred to in this Section 7 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim, subject to the limitations provided in subsection (e) above. If any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. Notwithstanding the provisions of subsection (e) above or this subsection (f), no Underwriter shall be required to contribute or deemed to contribute any amount in excess of the amount by which (i) the total underwriting discounts and commissions and other fees received by such Underwriter in connection with the offering of the Offered Certificates exceeds (ii) the amount of damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this subsection (f), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this subsection (f).

(g)       No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(h)       The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Depositor, an Underwriter, any of their respective directors or officers, or any person controlling the Depositor or such Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, and (iii) acceptance of and payment for any of the Offered Certificates.

(i)       The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective amount of Offered Certificates they have purchased hereunder, and not joint.

8.         Certain Provisions to Survive Delivery.

The respective indemnities, agreements, representations, warranties and other statements of the Depositor, BANA and the Underwriters as set forth in this Agreement shall remain in full force and effect, regardless of any investigations (or any statements as to the results thereof) made in connection with the issuance of Certificates by or on behalf of the Underwriters or any officer or director or controlling person of an Underwriter, or the Depositor or BANA, or any officer, director or controlling person of the Depositor or BANA and shall survive delivery of and payment for the Certificates. The provisions of Sections 5(h), 7 and 10(c) hereof shall survive the termination or cancellation of this Agreement.

9.             Defaulting Underwriter.

(a)       If, on the Closing Date, any of the Underwriters shall fail or refuse to purchase Offered Certificates that it has agreed to purchase hereunder on such date, and the aggregate principal amount of Offered Certificates which such defaulting Underwriter agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Offered Certificates to be purchased on such date, each other Underwriter shall be obligated to purchase a pro rata portion (based on the allocation set forth on Schedule I) of the Offered Certificates which such defaulting Underwriter agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Offered Certificates that any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Offered Certificates, without the written consent of such Underwriter; provided, further, that no Underwriter shall be obligated under this Section 9 to purchase Offered Certificates of a Class that it is not otherwise obligated to purchase under this Agreement.

(b)       If, on the Closing Date, one of the Underwriters shall fail or refuse to purchase Offered Certificates that it has agreed to purchase hereunder on such date and the aggregate principal amount of Offered Certificates with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Offered Certificates to be purchased on such date and arrangements satisfactory to the non-defaulting Underwriters and the Depositor for the purchase of such Offered Certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Depositor. In any such case any such non-defaulting Underwriter or the Depositor shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Prospectus or in any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.          Termination of Agreement.

(a)       Any Underwriter may terminate its obligations under this Agreement, by notice to the Depositor, at any time at or prior to the Closing Date if the sale of the Offered Certificates provided for herein is not consummated because of any failure or refusal on the part of the Depositor to comply in all material respects with the terms, or to fulfill in all material respects any of the conditions of, this Agreement (including if any of the opinions and certificates mentioned in Section 6 hereof or elsewhere in this Agreement shall not be in all material respects satisfactory in form and substance to the Underwriters and counsel for the Underwriters), or if for any reason the Depositor shall be unable to perform in all material respects its obligations under this Agreement.

(b)       The obligations of the Underwriters to purchase the Offered Certificates shall be terminable by the Underwriters, in the absolute discretion of the Underwriters, by notice given to the Depositor and BANA, if at any time on or prior to the delivery of and payment for the Offered Certificates (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Depositor or the Trust Fund which, in the judgment of the Underwriters, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Certificates, (ii) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, or the over-the-counter market, or minimum prices shall have been established on any such exchange, (iii) trading of any securities of the Depositor or its affiliates shall have been suspended on any exchange or in any over-the-counter market, (iv) any downgrading in the intended rating of any of the Offered Certificates by any Rating Agency shall have occurred, or any such ratings shall have been withdrawn, suspended or qualified, (v) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or State of New York authorities, or (vi) there shall have occurred any attack, outbreak or escalation of hostilities or any act of terrorism, or any change in financial markets or any calamity or crisis, or any major disruption of settlement or clearance of securities in the United States that, in the judgment of such Underwriter, is material and adverse and, in the case of any of the events specified in the immediately preceding clauses (i) through (vi), such event singly or together with any other such event, makes it, in the judgment of the Underwriters, impracticable to market the Offered Certificates on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.

(c)       If any Underwriter terminates its obligations under this Agreement in accordance with Section 10(a), the Depositor shall reimburse such Underwriter upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by such Underwriter in connection with the proposed purchase and sale of the Offered Certificates.

11.       Notices.

All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered by courier, with appropriate confirmation of receipt, as follows: if to (i) the Depositor, shall be directed to Banc of America Merrill Lynch Commercial Mortgage Inc., One Bryant Park, New York, New York 10036, Attention: Leland F. Bunch, III, facsimile number: (646) 855-5044 (with a copy to W. Todd Stillerman, Assistant General Counsel and Director, Bank of America Merrill Lynch Legal Department, 214 North Tryon Street, 20th Floor, NC1-027-20-05, Charlotte, North Carolina 28255, facsimile number: (404) 746-2127; and with a copy to: Henry A. LaBrun, Esq., Cadwalader, Wickersham & Taft LLP, 227 West Trade Street, 24th Floor, Charlotte, North Carolina 28202, facsimile number: (704) 348-5200); (ii) BANA, shall be directed to Bank of America, National Association, One Bryant Park, New York, New York 10036, Attention: Leland F. Bunch, III, facsimile number: (646) 855-5044 (with a copy to W. Todd Stillerman, Esq., Assistant General Counsel, Bank of America Corporation, 214 North Tryon Street, 20th Floor, NC1-027-20-05, Charlotte, North Carolina 28255, facsimile number: (404) 736-2127, and with a copy to: Henry A. LaBrun, Esq., Cadwalader, Wickersham & Taft LLP, 227 West Trade Street, 24th Floor, Charlotte, North Carolina 28202, facsimile number: (704) 348-5200); (iii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, NY1-100-11-07, New

York, New York 10036, Attention: Director of CMBS Securitizations, with a copy to W. Todd Stillerman, Assistant General Counsel, Bank of America Merrill Lynch Legal Department, 214 North Tryon Street, 20th Floor, NC1-027-20-05, Charlotte, North Carolina 28255; (iv) CIBC World Markets Corp., addressed to CIBC World Markets Corp., 425 Lexington Avenue, 4th Floor, New York, New York 10017, Attention: Todd Roth; (v) KeyBanc Capital Markets Inc., shall be directed to KeyBanc Capital Markets Inc., addressed to KeyBanc Capital Markets Inc., 127 Public Square, Cleveland, Ohio 44114, Attention: Gary Andrews, Managing Director; (vi) Morgan Stanley & Co. LLC, shall be directed to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Jane Lam (with a copy to the attention of Legal Compliance Division at 1221 Avenue of the Americas, New York, New York 10020); and (vii) Drexel Hamilton, LLC, shall be directed to Drexel Hamilton, LLC, 77 Water Street, New York, New York 10005, Attention: John D. Kerin, Director of Debt Syndicate, or, in the case of any such party, shall be directed to such other address as may hereafter be furnished by such party to the others in writing.

12.           Parties.

(a)       This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Depositor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the Underwriters and the Depositor and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their respective successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Depositor and their respective successors, and said controlling persons and officers and directors and their respective successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Offered Certificates from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

(b)       The parties hereby agree that Merrill Lynch may, without notice to the other parties hereto, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Merrill Lynch’s investment banking or related business may be transferred following the date of this Agreement.

13.           Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF

OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING INVOLVING SUCH CLAIMS IN ANY SUCH COURT; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

14.       Entire Agreement.

This Agreement represents the entire agreement between the Depositor, on the one hand, and the Underwriters, on the other, with respect to the preparation of the Prospectus, and the conduct of the offering, and the purchase and sale of the Offered Certificates. This Agreement supersedes all prior or contemporaneous agreements and understandings between the parties hereto relating to the subject matter hereof.

15.       Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

16.       Amendment.

Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Depositor a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, BANA and the Depositor in accordance with its terms.

Very truly yours,

Banc of America Merrill Lynch Commercial Mortgage Inc.

By:	/s/ Theresa Dooley-Bollmann
Name: Theresa Dooley-Bollmann
Title: Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION

By:	/s/ Theresa Dooley-Bollmann
Name: Theresa Dooley-Bollmann
Title: Director

MSBAM 2016-C32 – Underwriting Agreement

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Theresa Dooley-Bollmann
Name: Theresa Dooley-Bollmann
Title: Director

One Bryant Park
New York, New York 10036

MSBAM 2016-C32 – Underwriting Agreement

CIBC WORLD MARKETS CORP.

By:	/s/ Todd H. Roth
Name: Todd H. Roth
Title: Managing Director

425 Lexington Avenue
New York, New York 10017

MSBAM 2016-C32 – Underwriting Agreement

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Gary E. Andrews
Name: Gary E. Andrews
Title: Managing Director KeyBanc Capital Markets Inc.

127 Public Square
Cleveland, Ohio 44114

MSBAM 2016-C32 – Underwriting Agreement

MORGAN STANLEY & CO. LLC

By:	/s/ Kwasi Benneh
Name: Kwasi Benneh
Title: Managing Director

1585 Broadway
New York, New York 10036

MSBAM 2016-C32 – Underwriting Agreement

DREXEL HAMILTON, LLC

By:	/s/ Steven M. Ivcic
Name: Steven M. Ivcic
Title: MD

77 Water Street
New York, New York 10005

MSBAM 2016-C32 – Underwriting Agreement

ANNEX A

FIRST PAGE OF THE STRUCTURAL AND COLLATERAL TERM SHEET FWP

FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206847-04

MSBAM 2016-C32

Free Writing Prospectus

Structural and Collateral Term Sheet

$906,952,869

(Approximate Total Mortgage Pool Balance)

$787,915,000

(Approximate Offered Certificates)

Banc of America Merrill Lynch Commercial Mortgage Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

Bank of America, National Association

Starwood Mortgage Funding III LLC

KeyBank National Association

CIBC Inc.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2016-C32

November 29, 2016

BofA Merrill Lynch Co-Lead Bookrunning Manager		MORGAN STANLEY Co-Lead Bookrunning Manager
KeyBanc Capital Markets Co-Manager	Drexel Hamilton Co-Manager	CIBC World Markets Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-206847) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-800-294-1322 or by email to dg.Prospectus_Requests@baml.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

SCHEDULE I

Underwriting Agreement, dated as of December 6, 2016

Underwriters	Amount of Offered Certificates to be Purchased	Class of Offered Certificates to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$36,900,000	A-1
CIBC World Markets Corp.	$0	A-1
KeyBanc Capital Markets Inc.	$0	A-1
Morgan Stanley & Co. LLC	$0	A-1
Drexel Hamilton, LLC	$0	A-1
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$6,800,000	A-2
CIBC World Markets Corp.	$0	A-2
KeyBanc Capital Markets Inc.	$0	A-2
Morgan Stanley & Co. LLC	$0	A-2
Drexel Hamilton, LLC	$0	A-2
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$58,600,000	A-SB
CIBC World Markets Corp.	$0	A-SB
KeyBanc Capital Markets Inc.	$0	A-SB
Morgan Stanley & Co. LLC	$0	A-SB
Drexel Hamilton, LLC	$0	A-SB
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$190,000,000	A-3
CIBC World Markets Corp.	$0	A-3
KeyBanc Capital Markets Inc.	$0	A-3
Morgan Stanley & Co. LLC	$0	A-3
Drexel Hamilton, LLC	$0	A-3
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$327,567,000	A-4
CIBC World Markets Corp.	$0	A-4
KeyBanc Capital Markets Inc.	$0	A-4
Morgan Stanley & Co. LLC	$15,000,000	A-4
Drexel Hamilton, LLC	$0	A-4
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$634,867,000	X-A
CIBC World Markets Corp.	$0	X-A
KeyBanc Capital Markets Inc.	$0	X-A

Morgan Stanley & Co. LLC	$0	X-A
Drexel Hamilton, LLC	$0	X-A
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$109,968,000	X-B
CIBC World Markets Corp.	$0	X-B
KeyBanc Capital Markets Inc.	$0	X-B
Morgan Stanley & Co. LLC	$0	X-B
Drexel Hamilton, LLC	$0	X-B
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$65,754,000	A-S
CIBC World Markets Corp.	$0	A-S
KeyBanc Capital Markets Inc.	$0	A-S
Morgan Stanley & Co. LLC	$0	A-S
Drexel Hamilton, LLC	$0	A-S
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$44,214,000	B
CIBC World Markets Corp.	$0	B
KeyBanc Capital Markets Inc.	$0	B
Morgan Stanley & Co. LLC	$0	B
Drexel Hamilton, LLC	$0	B
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$42,080,000	C
CIBC World Markets Corp.	$0	C
KeyBanc Capital Markets Inc.	$0	C
Morgan Stanley & Co. LLC	$0	C
Drexel Hamilton, LLC	$1,000,000	C

SCHEDULE I (CONTINUED)

Class Designation	Initial Aggregate Principal Amount or Notional Amount of Class(1)	Approximate Initial Pass-Through Rate(2)	Purchase Price(3)
A-1	$36,900,000	1.9680%	99.9981%
A-2	$6,800,000	3.2970%	102.9968%
A-SB	$58,600,000	3.5140%	102.9939%
A-3	$190,000,000	3.4590%	100.9988%
A-4	$342,567,000	3.7200%	102.9975%
X-A	$634,867,000	0.7804%	5.5221%
X-B	$109,968,000	0.2623%	2.5202%
A-S	$65,754,000	3.9940%	102.9944%
B	$44,214,000	4.0950%	102.9969%
C	$43,080,000	4.2969%	97.0405%

(1)	Subject to a variance of plus or minus 5.0%.

(2)	Rate per annum.

(3)	Expressed as a percentage of the aggregate principal amount or notional amount, as applicable, of the relevant class of Offered Certificates to be purchased. The purchase price for each class of the Offered Certificates shown is net of accrued interest. The purchase price to be paid will include accrued interest at the initial Pass-Through Rate therefor on the aggregate principal amount or notional amount, as applicable, thereof to be purchased from December 1, 2016 to but not including the Closing Date. The purchase price does not reflect any underwriting discount.